EXHIBIT 99.3

DIRECTV HOLDINGS LLC

DIRECTV FINANCING CO., INC.

OFFER TO EXCHANGE ALL OUTSTANDING

8 3/8% SENIOR NOTES DUE 2013

FOR NEWLY ISSUED

8 3/8% SENIOR NOTES DUE 2013

THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                             , 2003, UNLESS EXTENDED (THE “EXPIRATION DATE”). WITHDRAWAL RIGHTS FOR ACCEPTANCES OF THE EXCHANGE OFFER WILL EXPIRE AT THAT TIME, UNLESS THE EXPIRATION DATE IS EXTENDED.

[                ], 2003

To    Brokers, Dealers, Commercial Banks,
    Trust Companies and Other Nominees:

Subject to the terms and conditions set forth in the Prospectus, dated                             , 2003 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) of DIRECTV Holdings LLC (the “Company”) and DIRECTV Financing Co., Inc. (“Finance Co.”), and DIRECTV Enterprises, LLC, DIRECTV Customer Services, Inc., DIRECTV Merchandising, Inc., DIRECTV Operations, LLC, DIRECTV, Inc. and USSB II, Inc. (the “Guarantors” and, together with the Company and Finance Co., the “Issuers”) to exchange up to $1,400,000,000 aggregate principal amount of their newly issued 8 3/8% Senior Notes due 2013 (the “Registered Notes”), which have been registered under the Securities Act of 1933, for a like principal amount of their outstanding 8 3/8% Senior Notes due 2013 (the “Original Notes”), which have not been so registered. Both the Original Notes and the Registered Notes are guaranteed on a senior unsecured basis by the Guarantors. The terms of the Registered Notes are identical in all material respects to the Original Notes, except for certain transfer restrictions, registration rights and additional interest payment provisions relating to the Original Notes.

We are requesting that you contact your clients for whom you hold Original Notes. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

1.  Prospectus dated                             , 2003;

2.  The Letter of Transmittal for your use and for the information of your clients;

3.  A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Original Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

4.  A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

5.  Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                             , 2003, UNLESS EXTENDED BY THE ISSUERS (THE “EXPIRATION DATE”). THE ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal signed by the registered holder of the Original Notes (or manually executed facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If holders of Original Notes wish to tender, but it is impracticable for them to forward their certificates for Original Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

Holders will not be obligated to pay any transfer taxes in connection with a tender of their Original Notes for exchange unless a holder instructs the Issuers to register Registered Notes in the name of, or request that Original Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Original Notes, at (212) 815-5920.

Very truly yours,

DIRECTV HOLDINGS LLC

DIRECTV FINANCING CO., INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF ANY OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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